Exhibit 5.1

December 6, 2013

Stonegate Mortgage Corporation

9190 Priority Way West Drive, Suite 300

Indianapolis, IN 46240

Ladies and Gentlemen:

We have acted as counsel to Stonegate Mortgage Corporation, an Ohio corporation (the “Company”), in connection with the preparation of a registration statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the re-sale by certain shareholders of the Company of up to 6,388,889 shares of the Company’s common stock, par value $0.01 per share (the “Company Securities”).

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statement; and

(b)	the Third Amended and Restated Articles of Incorporation of the Company.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that the Company Securities are duly authorized, validly issued and fully paid and nonassessable.

Stonegate Mortgage Corporation

December 6, 2013

The foregoing opinion is limited to the internal laws of the State of Ohio and applicable federal law, and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Validity of Common Stock” in the Registration Statement and the related prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/S/ BARNES & THORNBURG LLP